Contact:

Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.                                                                                                                                                                        February 2, 2011
Phone: 408-736-6900 x168

AFOP REPORTS RECORD YEAR 2010 SALES AND PROFITS

Sunnyvale, CA - February 2, 2011 - Alliance Fiber Optic Products, Inc. (Nasdaq CM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported its financial results for the fourth quarter and year ended December 31, 2010.

Revenues for the fourth quarter of 2010 totaled $11,638,000, a 55% increase from revenues of $7,517,000 reported in the fourth quarter of 2009, and a decrease from revenues of $13,276,000 reported in the previous quarter. Operating income for the fourth quarter of 2010 rose to $1,823,000, compared with $254,000 in the year ago quarter and $2,210,000 in the previous quarter. The Company recorded net income for the fourth quarter of 2010 of $1,701,000, or $0.20 per share based on 8.7 million shares outstanding, compared to $428,000, or $0.05 per share based on 8.5 million shares outstanding, for the fourth quarter of 2009. This compares to net income for the third quarter of 2010 of $2,064,000, or $0.24 per share based on 8.6 million shares outstanding.

Revenues for fiscal year 2010 rose to $45,406,000, a 52% increase over revenues of $29,834,000 reported in the previous fiscal year.  Operating income for the year ended December 31, 2010 rose to $6,099,000, compared with $751,000 for the year ended December 31, 2009. The Company recorded a net profit for fiscal year 2010 of $6,012,000, or $0.70 per share based on 8.6 million shares outstanding.  This represents a substantial increase compared with a net profit of $1,433,000, or $0.17 per share for the  year ended December 31, 2009.

Included in expenses for the quarter ended December 31, 2010 was $85,000 of stock-based compensation charges under ASC 718, compared with $33,000 of stock based compensation charges for the comparable quarter in 2009. Included in expenses for the year ended December 31, 2010 was $256,000 of stock-based compensation charges under ASC 718, compared with $112,000 of stock-based compensation charges for the year ended December 31, 2009.

"Fiscal year 2010 represented another significant growth milestone for AFOP," commented Peter Chang, President and Chief Executive Officer.  "Despite the fourth quarter sequential revenue decrease, 2010 overall revenues grew 52% to new record annual sales for the Company. With our operational efficiency improvements, gross margin remained above 35% in the fourth quarter, while our annual gross margin improved from 31% to over 34%. Operating profits and net profits also improved from the comparable quarter of 2009 and fiscal year 2009 levels. Most importantly, our balance sheet grew stronger in 2010. Our cash and short-term investments increased to over $45 million at year end."

"With the solid progress we made serving our customers, extending our product technology and improving our operations in calendar year 2010, and the growing demand we have seen in the fiber optic industry, we are excited with our prospects for the growth this year. We expect that revenues and profits will continue to improve on a year over year basis in YR2011." concluded Mr. Chang.

Conference Call

Management will host a conference call at 1:30 p.m. Pacific Time on February 2, 2011 to discuss AFOP's fourth quarter  and fiscal year 2010 financial results.  To participate in AFOP's conference call, please call 877-675-3572 at least ten minutes prior to the call in order for the operator to connect you.  The confirmation number for the call is 35689456.  AFOP will also provide a live webcast of its fourth quarter and fiscal year 2010 conference call at AFOP's website, www.afop.com.  An audio replay will be available until March 2, 2011.  The dial in number for the replay is 800-642-1687 or 706-645-9291.  The replay conference ID is 35689456.

About AFOP

Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film CWDM and DWDM components and modules, optical attenuators, and micro-optics devices. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to our expectations regarding future revenue and profit levels, our beliefs regarding business conditions and growing demand, our customer base, our product portfolio, and our expectations regarding future sales, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, customer demand for our products, the timing of customer orders, loss of key customers, ability to ramp new products into volume production, the costs associated with running our operations, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity, our ability to achieve cost control initiatives, financial stability in foreign markets, and other risks detailed from time to time in our SEC reports, including AFOP's quarterly report on Form 10-Q for the quarter ended September 30, 2010. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)
	Dec 31,	Dec. 31,
	2010	2009
ASSETS
Current assets:
Cash and short-term investments	$ 45,360	$ 40,492
Other current asset - ARS Right	-	1,779
Accounts receivable, net	7,224	4,952
Inventories	7,439	4,984
Other current assets	733	515
Total current assets	60,756	52,722

Property and equipment, net	7,523	4,434
Other assets	170	233
Total assets	$ 68,449	$ 57,389

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 4,931	$ 3,701
Accrued expenses and other liabilities	4,737	3,936
Total current liabilities	9,668	7,637

Long-term liabilities	777	813
Total liabilities	10,445	8,450

Stockholders' equity	58,004	48,939
Total liabilities and stockholders' equity	$ 68,449	$ 57,389

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2010	2010	2009	2010	2009

Revenues	$ 11,638	$ 13,276	$ 7,517	$ 45,406	$ 29,834

Cost of revenues	7,563	8,563	5,151	29,872	20,504
Gross profit	4,075	4,713	2,366	15,534	9,330

Operating expenses:
Research and development	757	882	760	3,218	2,972
Sales and marketing	566	643	535	2,406	2,276
General and administrative	929	978	817	3,811	3,331
Total operating expenses	2,252	2,503	2,112	9,435	8,579

Income from operations	1,823	2,210	254	6,099	751
Interest and other income, net	110	102	196	468	766
Net income before tax	$ 1,933	$ 2,312	$ 450	$ 6,567	$ 1,517
Income tax	232	248	22	555	84
Net income	$ 1,701	$ 2,064	$ 428	$ 6,012	$ 1,433

Net income per share
Basic	$ 0.20	$ 0.24	$ 0.05	$ 0.70	$ 0.17
Diluted	$ 0.19	$ 0.23	$ 0.05	$ 0.69	$ 0.17

Weighted average shares outstanding
Basic	8,707	8,575	8,443	8,580	8,405
Diluted	9,041	8,826	8,575	8,759	8,456

Included in costs and expenses above:
Stock based compensation charges
Cost of revenue	$ 23	$ 28	$ 12	$ 85	$ 49
Research and development	10	11	5	32	22
Sales and marketing	15	13	3	38	10
General and administrative	37	35	13	101	31
Total	$ 85	$ 87	$ 33	$ 256	$ 112